As filed with the U.S. Securities and Exchange Commission on September 15, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Saban Capital Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1296434
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10100 Santa Monica Boulevard, 26th Floor

Los Angeles, California 90067

Telephone: (310) 557-5100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Niveen S. Tadros

Executive Vice President and General Counsel

Saban Capital Acquisition Corp.

10100 Santa Monica Boulevard, 26th Floor

Los Angeles, California 90067

Telephone: (310) 557-5100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregg A. Noel, Esq. Jonathan Ko, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 (213) 687-5000	Paul D. Tropp, Esq. Freshfields Bruckhaus Deringer US LLP 601 Lexington Avenue, 31st Floor New York, New York 10022 (212) 277-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-213259

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one warrant(2)	2,000,000 Units	$10.00	$20,000,000	$2,014
Class A ordinary shares included as part of the units(3)	2,000,000 Shares	—	—	— (4)
Warrants included as part of the units(3)	1,000,000 Warrants	—	—	— (4)
Total			$20,000,000	$2,014 (5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-213259).
(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g).
(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $230,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-213259), which was declared effective by the Securities and Exchange Commission on September 15, 2016. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $20,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 2,000,000 additional units of Saban Capital Acquisition Corp., a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-213259) (the “Prior Registration Statement”), initially filed by the Registrant on August 23, 2016 and declared effective by the Securities and Exchange Commission on September 15, 2016. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-213259) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Maples and Calder

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of KPMG LLP

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)

24	Power of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No. 333-213259) filed on August 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 15th day of September, 2016.

SABAN CAPITAL ACQUISITION CORP.

By:	/s/ Adam Chesnoff
Name:	Adam Chesnoff
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adam Chesnoff Adam Chesnoff	Director and Chief Executive Officer and President (Principal Executive Officer)	September 15, 2016

/s/ Fred Gluckman Fred Gluckman	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 15, 2016

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Saban Capital Acquisition Corp., in the City of Los Angeles, State of California on September 15, 2016.

By:	/s/ Adam Chesnoff
Name: Adam Chesnoff
Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Maples and Calder

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of KPMG LLP

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)

24	Power of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No. 333-213259) filed on August 23, 2016.